News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2023 Second Quarter Financial Results

Company to Host Conference Call at 8:30 AM ET on Thursday, August 10, 2023

Troy, MI, August 9, 2023 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights (compared to the prior year period)

•
Gross written premium increased 19.4% to $44.7 million
•
Expense ratio continues downward trend: 110 basis point improvement from Q2 2022
•
Combined ratio of 120.9%; accident year combined ratio excluding the impact of storm-related losses was 95.4% (6)

Management Comments

James Petcoff, Executive Chairman and Co-CEO, commented, “While the second quarter results were affected by atypically severe storm losses, it is important to emphasize that excluding the impact of these storm-related losses, Conifer would have achieved continued profitability in the quarter.”

Conifer Holdings, Inc. Page 2

August 9, 2023

2023 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$44,674	$37,418	19.4%	$80,888	$70,382	14.9%
Net written premiums	29,328	27,266	7.6%	47,670	45,287	5.3%
Net earned premiums	23,183	24,576	-5.7%	45,135	48,531	-7.0%

Net investment income	1,354	564	140.1%	2,661	1,071	148.5%
Net realized investment gains (losses)	-	(1,436)	**	-	(1,505)	**
Change in fair value of equity investments	(12)	317	-103.8%	682	597	14.2%
Other gains (losses)	-	(1)	**	-	(6)	**

Net income (loss)	(4,739)	(8,399)	**	(3,738)	(11,269)	**
Net income (loss) per share, diluted	$(0.39)	$(0.86)		$(0.31)	$(1.16)

Adjusted operating income (loss)*	(4,727)	(7,279)	**	(4,420)	(10,355)	**
Adjusted operating income (loss) per share, diluted*	$(0.39)	$(0.75)	**	$(0.36)	$(1.07)	**

Book value per common share outstanding	$1.38	$1.75		$1.38	$1.75

Weighted average shares outstanding, basic and diluted	12,220,331	9,712,602		12,218,102	9,710,223

Underwriting ratios:
Loss ratio (1)	83.0%	90.2%		72.9%	82.7%
Expense ratio (2)	37.9%	39.0%		37.6%	38.3%
Combined ratio (3)	120.9%	129.2%		110.5%	121.0%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2023 Second Quarter Premiums

Gross Written Premiums

Gross written premiums increased 19.4% in the second quarter of 2023 to $44.7 million, compared to $37.4 million in the prior year period. This top line growth was orchestrated through a multi-faceted approach: Rate increases in select market segments were thoughtfully aligned with the Company's risk profile; while concurrently, continued expansion within select key verticals allowed the Company to capitalize on existing strengths and expertise, and highlight runway for future growth in these historically profitable lines of business.

This approach was most clearly demonstrated in the Company’s small business program, where GWP increased 17.0% in the second quarter of 2023 to $28.0 million. Conifer’s low-value dwelling line of business continued its strong growth trajectory as well, with premiums up 62.0% to $6.9 million in the quarter.

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August 9, 2023

Net Earned Premiums

Net earned premiums decreased 5.7% to $23.2 million in the second quarter of 2023, compared to $24.6 million for the prior year period. The decrease was primarily due to higher specific loss property reinsurance rates, effective January 1, 2023.

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$34,761	$32,076	8.4%	$63,736	$60,662	5.1%
Net written premiums	20,485	22,386	-8.5%	32,726	36,726	-10.9%
Net earned premiums	17,487	20,784	-15.9%	34,610	41,308	-16.2%

Underwriting ratios:
Loss ratio	77.5%	95.5%		69.5%	88.1%
Expense ratio	37.4%	38.0%		36.8%	37.2%
Combined ratio	114.9%	133.5%		106.3%	125.3%

Contribution to combined ratio from net (favorable) adverse prior year development	5.0%	44.4%		0.2%	36.1%

Accident year combined ratio (non-GAAP) (4)	109.9%	89.1%		106.1%	89.2%

Impact from storms	5.5%	-		2.7%	-

Accident year combined ratio before impact of storms (non-GAAP) (4)
	104.4%	89.1%		103.4%	89.2%

(4) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure

We excluded $967,000 of severe storm losses from the accident year combined ratio during the quarter due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

The Company’s commercial lines of business represented 77.8% of total gross written premium in the second quarter of 2023. Conifer’s dedication to maintaining and enhancing its deep knowledge and experience within select key verticals remains a cornerstone of its strategy. This expertise-driven approach provides the foundation for the Company's future growth and profitability.

Commercial lines gross written premium increased 8.4% in the second quarter of 2023 to $34.8 million, diligently executing on the Company’s strategy of combining rate increases with organic growth in historically profitable lines of business.

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August 9, 2023

The Commercial lines combined ratio was 114.9% for the three months ended June 30, 2023; this represents an improvement of 18.6 percentage points compared to the same period in 2022. The loss ratio was 77.5% for the quarter, down 18.0 percentage points from 95.5% in the prior year period.

The expense ratio was 37.4% for the second quarter of 2023, marking continued improvement from the prior year period.

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$9,913	$5,342	85.6%	$17,152	$9,720	76.5%
Net written premiums	8,843	4,880	81.2%	14,944	8,561	74.6%
Net earned premiums	5,696	3,792	50.2%	10,525	7,223	45.7%

Underwriting ratios:
Loss ratio	100.1%	61.4%		84.1%	51.7%
Expense ratio	39.2%	44.7%		40.0%	44.1%
Combined ratio	139.3%	106.1%		124.1%	95.8%

Contribution to combined ratio from net (favorable) adverse prior year development	-6.4%	7.0%		-7.2%	0.6%

Accident year combined ratio (non-GAAP) (5)	145.7%	99.1%		131.3%	95.2%

Impact from storms	78.0%	-		42.2%	-

Accident year combined ratio before impact of storms (non-GAAP) (5)
	67.7%	99.1%		89.1%	95.2%

(5) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure.

We excluded $4.4 million of severe storm losses from the accident year combined ratio during the quarter due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

Personal lines, representing 22.2% of total gross written premium for the second quarter of 2023, consists mainly of low-value dwelling homeowner’s insurance.

Personal lines gross written premium increased 85.6% to $9.9 million in the second quarter of 2023 compared to the prior year period, led by growth in the Company’s low-value dwelling line of business.

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August 9, 2023

Personal lines combined ratio was 139.3% for the three months ended June 30, 2023. As noted in the Company’s July 28, 2023 press release, losses stemmed predominantly from the multiple convection storms that largely impacted Oklahoma and Texas in the second quarter. Before the impact of these storm-related losses, the personal lines accident year combined ratio was a profitable 67.7% for the second quarter of 2023, and 89.1% for the six months ended June 30, 2023.

Combined Ratio Analysis

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Underwriting ratios:
Loss ratio	83.0%	90.2%	72.9%	82.7%
Expense ratio	37.9%	39.0%	37.6%	38.3%
Combined ratio	120.9%	129.2%	110.5%	121.0%

Contribution to combined ratio from net (favorable) adverse prior year development	2.2%	38.6%	-1.5%	30.9%

Accident year combined ratio (non-GAAP) (6)	118.7%	90.6%	112.0%	90.1%

Impact from storms	23.3%	-	11.9%	-

Accident year combined ratio before impact of storms (non-GAAP) (6)	95.4%	90.6%	100.1%	90.1%

(6) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written. The accident year combined ratio is a non-GAAP measure.

We excluded $5.4 million of severe storm losses from the accident year combined ratio during the quarter due to the significant variance relative to our historical and expected future losses. The accident year combined ratio before impact of storms is a non-GAAP measure.

Combined Ratio:

The Company's combined ratio was 120.9% for the quarter ended June 30, 2023, down 8.3 percentage points from the prior year period. Before the impact of storm losses as described above, the Company’s accident year combined ratio was 95.4% for the quarter.

Loss Ratio:

The Company’s losses and loss adjustment expenses were $19.3 million for the three months ended June 30, 2023, down from $22.3 million in the prior year period.

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August 9, 2023

Expense Ratio:

The expense ratio continues to improve, due in large part to the Company’s sustained emphasis on expense management: the expense ratio for the second quarter of 2023 was 37.9%, down from 39.0% in the prior year period as the Company approaches its near-term target expense ratio of 35%.

Net Investment Income

Net investment income was $1.4 million during the quarter ended June 30, 2023, up 140.1% compared to $564,000 in the prior year period.

Net Realized Investment Gains (Losses)

The Company did not have any realized investment gains or losses during the second quarter of 2023. Net realized investment losses were $1.4 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a loss of $12,000 from the change in fair value of equity investments, compared to a gain of $317,000 in the prior year period.

Net Income (Loss)

The Company reported net loss of $4.7 million, or $0.39 per share, for the second quarter of 2023, compared to a net loss of $8.4 million, or $0.86 per share, in the prior year period.

Adjusted Operating Income (Loss)

In the second quarter of 2023, the Company reported an adjusted operating loss of $4.7 million, or $0.39 per share, compared to an adjusted operating loss of $7.3 million, or $0.75 per share, for the same period in 2022. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Thursday, August 10, 2023 at 8:30 a.m. ET to discuss results for the second quarter ended June 30, 2023.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About Conifer Holdings

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds nationwide. Conifer is traded on the NASDAQ exchange under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

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August 9, 2023

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding the after-tax amounts of: 1) net realized investment gains and losses, 2) Other gains (losses) and 3) change in fair value of equity securities. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Reconciliations of adjusted operating income and adjusted operating income per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(4,739)	$(8,399)	$(3,738)	$(11,269)
Less:
Net realized investment gains (losses), net of tax	-	(1,436)	-	(1,505)
Other gains (losses), net of tax	-	(1)	-	(6)
Change in fair value of equity securities, net of tax	(12)	317	682	597
Adjusted operating income (loss)	$(4,727)	$(7,279)	$(4,420)	$(10,355)

Weighted average common shares, diluted	12,220,331	9,712,602	12,218,102	9,710,223

Diluted income (loss) per common share:
Net income (loss)	$(0.39)	$(0.86)	$(0.31)	$(1.16)
Less:
Net realized investment gains (losses), net of tax	-	(0.14)	-	(0.15)
Other gains (losses), net of tax	-	-	-	-
Change in fair value of equity securities, net of tax	-	0.03	0.05	0.06
Adjusted operating income (loss), per share	$(0.39)	$(0.75)	$(0.36)	$(1.07)

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August 9, 2023

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2023 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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August 9, 2023

Conifer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2023	2022
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $121,367 and $127,119, respectively)	$105,996	$110,201
Equity securities, at fair value (cost of $2,282 and $1,905, respectively)	2,326	1,267
Short-term investments, at fair value	39,564	25,929
Total investments	147,886	137,397

Cash and cash equivalents	18,765	28,035
Premiums and agents' balances receivable, net	25,895	21,802
Receivable from Affiliate	933	1,261
Reinsurance recoverables on unpaid losses	56,505	82,651
Reinsurance recoverables on paid losses	5,828	6,653
Prepaid reinsurance premiums	24,444	16,399
Deferred policy acquisition costs	9,500	10,290
Other assets	6,767	7,862
Total assets	$296,523	$312,350

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$145,004	$165,539
Unearned premiums	78,468	67,887
Reinsurance premiums payable	12,023	6,144
Debt	34,031	33,876
Accounts payable and accrued expenses	10,140	19,954
Total liabilities	279,666	293,400

Commitments and contingencies	-	-

Shareholders' equity:

Common stock, no par value (100,000,000 shares authorized; 12,222,881 and issued and outstanding, respectively)	98,013	97,913
Accumulated deficit	(64,498)	(60,760)
Accumulated other comprehensive income (loss)	(16,658)	(18,203)
Total shareholders' equity	16,857	18,950
Total liabilities and shareholders' equity	$296,523	$312,350

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August 9, 2023

Conifer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue and Other Income
Premiums
Gross earned premiums	$36,013	$33,782	$70,307	$66,546
Ceded earned premiums	(12,830)	(9,206)	(25,172)	(18,015)
Net earned premiums	23,183	24,576	45,135	48,531
Net investment income	1,354	564	2,661	1,071
Net realized investment gains (losses)	-	(1,436)	-	(1,505)
Change in fair value of equity securities	(12)	317	682	597
Other gains (losses)	-	(1)	-	(6)
Other income	398	663	1,024	1,361
Total revenue and other income	24,923	24,683	49,502	50,049

Expenses
Losses and loss adjustment expenses, net	19,319	22,251	33,032	40,269
Policy acquisition costs	4,413	5,725	9,134	11,189
Operating expenses	5,114	4,470	9,393	8,630
Interest expense	820	727	1,506	1,438
Total expenses	29,666	33,173	53,065	61,526

Income (loss) before equity earnings in Affiliate and income taxes	(4,743)	(8,490)	(3,563)	(11,477)
Equity earnings (loss) in Affiliate, net of tax	4	93	(175)	169
Income tax expense (benefit)	-	2	-	(39)
Net income (loss)	(4,739)	(8,399)	(3,738)	(11,269)

Earnings (loss) per common share,
basic and diluted	$(0.39)	$(0.86)	$(0.31)	$(1.16)

Weighted average common shares outstanding,
basic and diluted	12,220,331	9,712,602	12,218,102	9,710,223